SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2011 (August 31, 2011)

AMBAC FINANCIAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza, New York, New York 10004

(Address of principal executive offices) (Zip Code)

(212) 668-0340

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01	Other Events.

On December 14, 2010, the New York City Department of Finance (the “NYCDF”) filed a proof of claim in the United States Bankruptcy Court for the Southern District of New York (“Bankruptcy Court”) against Ambac Financial Group, Inc. (the “Company”) in the amount of $116.8 million (the “NYC Tax Claim”), asserting priority status. The Company filed an objection and request to disallow such tax claim and engaged the NYCDF in discussions to resolve this claim. On August 31, 2011, the Company and NYCDF entered into a settlement agreement to resolve the NYC Tax Claim (the “Settlement Agreement”). Pursuant to the terms of the Settlement Agreement, in full and final satisfaction of the NYC Tax Claim, the Company agreed to pay the NYCDF a cash payment of $2,000,000 and the NYCDF will retain the Company’s $1,233,611 tax credit resulting from overpayments previously made by the Company to the NYCDF. The Settlement Agreement is subject to the approval of the U.S. Bankruptcy Court.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)

Dated: September 7, 2011	By:	/s/ Stephen Ksenak
Stephen Ksenak
General Counsel

2